FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Ross Roadman  615-564-8104

Brookdale Announces First Quarter 2011 Results
Highlights

•
Cash From Facility Operations (“CFFO”) was $61.8 million, a 13.5% increase from $54.4 million for the first quarter of 2010, or $0.51 per share for the first quarter of 2011 versus $0.46 per share for the first quarter of 2010.

•	Average monthly revenue per unit improved by 5.1% to $4,609 from $4,386 for the first quarter of 2010.
•	Average unit occupancy was 87.2%, a 60 basis point increase from the first quarter of 2010.
•	Revenue increased over the first quarter of 2010 by $25.0 million, or 4.6%, to $569.4 million.
•	Adjusted EBITDA improved over the first quarter of 2010 by $6.5 million, or 6.7%, to $102.8 million.

Nashville, TN.  May 9, 2011 – Brookdale Senior Living Inc. (NYSE: BKD) (the “Company”) today reported financial and operating results for the first quarter of 2011.

Bill Sheriff, Brookdale’s CEO, said, “Our first quarter results were in line with our expectations.  Despite bad weather, higher than normal resident attrition, a poor housing market, and federal budget uncertainty, we increased CFFO by 13.5% versus last year’s first quarter.  Our same community senior housing revenue per unit growth increased to 3.5% and outpatient therapy and home health revenue grew by 16%.  We continue to be comfortable with our projection metrics for the year with growth in revenue of 5% to 5.5% and expenses of 4% to 4.5%, such that CFFO per share will be in the $2.30 to $2.40 range.”

Mark Ohlendorf, Co-President and CFO of Brookdale, commented, “During the first quarter, we continued to execute our strategy to use positive cash flow to delever the Company’s balance sheet, while simultaneously creating financial flexibility to pursue opportunities as they arise. During the quarter, we expanded our credit line, used cash to pay off debt and unencumber assets, and completed acquisitions using internally generated cash on hand.  We have continued to strengthen our financial position with improving cash flow and are working aggressively to refinance our 2012 debt maturities in the near future.”

Financial Results

Total revenue for the first quarter was $569.4 million, an increase of $25.0 million, or 4.6%, from the first quarter of 2010.  The increase in revenue was primarily driven by increases in occupancy and average monthly revenue per unit, including growing revenues from ancillary services.

Average monthly revenue per unit was $4,609 in the first quarter, an increase of $223, or 5.1%, over the first quarter of 2010.  Average occupancy for all consolidated communities for the first quarter of 2011 was 87.2%, an increase from 86.6% for the first quarter of 2010 and 30 basis points lower than the fourth quarter of 2010, consistent with historical seasonal patterns.

Facility operating expenses for the first quarter were $371.0 million, an increase of $15.6 million, or 4.4%, from the first quarter of 2010.  Operating contribution margin for the Company during the first quarter of 2011 was 34.7% versus 34.6% for the first quarter of 2010.

General and administrative expenses for the first quarter were $33.5 million, up from $32.0 million in the first quarter of 2010.  Excluding non-cash compensation expense from both periods, general and administrative expenses were $29.0 million in the first quarter of 2011 versus $27.1 million for the prior year same period.  Demonstrating the Company’s efficient platform, this was 4.8% of revenue (including revenues under management) in the first quarter of 2011.

Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.  Brookdale also uses Facility Operating Income to assess the performance of its communities.

For the quarter ended March 31, 2011, Facility Operating Income was $191.3 million, an increase of $9.4 million, or 5.1%, from the first quarter of 2010, and Adjusted EBITDA was $102.8 million, an increase of $6.5 million, or 6.7%, over the first quarter of 2010.

Cash From Facility Operations was $61.8 million for the first quarter of 2011, or $0.51 per share, an increase of $7.4 million, or 13.5%, from CFFO of $54.4 million, or $0.46 per share, for the first quarter of 2010.

Net loss for the first quarter of 2011 was $(12.3) million, or $(0.10) per diluted common share. The loss for the quarter includes non-cash items for depreciation and amortization, asset impairment, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.

Operating Activities

For the quarter ended March 31, 2011, same community revenues grew 4.5% over the same period in 2010 as revenue per unit increased by 4.5% and occupancy increased by 10 basis points.  Same community Facility Operating Income for the quarter increased by 3.7% when compared to the first quarter of 2010.

The same community results for senior housing, excluding ancillary services, for the three months ended March 31, 2011 showed revenues grew 3.6% over the corresponding period in 2010 as revenue per unit increased by 3.5% and occupancy increased by 0.1%. Same community Facility Operating Income for senior housing (excluding ancillary services) increased by 3.1% over the first quarter of 2010.

By the end of the first quarter, the Company’s ancillary services programs provided therapy services to over 38,000 Brookdale units.  At the end of the quarter, the Company’s home health agencies were serving over 27,000 units across the total consolidated Brookdale portfolio, up from approximately 22,000 units served a year ago.  Outpatient therapy and home health services produced $156 of monthly Facility Operating Income per occupied unit in the first quarter across all units served, up from $154 per month a year ago.  The Company continues to exceed its target of $150 of monthly Facility Operating Income per occupied unit from ancillary services even after the effect of Medicare rate cuts that became effective January 1, 2011.

Balance Sheet

Brookdale had $36.7 million of unrestricted cash and cash equivalents and $92.4 million of restricted cash on its balance sheet at the end of the first quarter.

As of March 31, 2011, the Company had a $230.0 million secured line of credit, which was amended and expanded during the first quarter, and separate secured and unsecured letter of credit facilities of up to $82.5 million in the aggregate.  As of March 31, 2011, there were no borrowings under the revolving loan facility and $71.9 million of letters of credit had been issued under the letter of credit facilities.

The Company currently has no mortgage debt maturities before 2012 other than periodic, scheduled principal payments.

During the quarter, the Company received approval from the state of Florida to release the escrow of entrance fees received related to its Freedom Pointe at the Villages community and subsequently reduced the outstanding balance on the associated mortgage debt, which has a 2013 maturity date, by $37.9 million.  Additionally, during the quarter the Company repaid $48.7 million of outstanding mortgage debt and the related assets were moved into the credit line borrowing base.

Acquisitions/Divestitures

As previously announced, during the first quarter of 2011, the Company acquired 12 assisted living communities that were previously leased for an aggregate purchase price of $31.3 million.   Also, during the quarter the Company acquired two assisted living communities, one of which the Company previously leased, for an aggregate purchase price of approximately $19.0 million.  Both transactions were funded from cash on hand.

During the quarter ended March 31, 2011, the Company purchased two home health agencies for an aggregate purchase price of approximately $1.0 million.  The entire purchase price of the acquisitions has been ascribed to an indefinite useful life intangible and recorded on the consolidated balance sheet under other intangible assets, net.

The Company recorded an asset impairment charge of $14.8 million for the first quarter related to four communities. The Company sold one of those communities during the quarter, a Retirement Center with a total of 113 units, and anticipates disposing of the other three communities during 2011.  Additionally, the Company sold an assisted living community with a total of 84 units during the first quarter, recognizing a gain of $1.3 million.

2011 Outlook

For the full year 2011, the Company expects Cash From Facility Operations to range between $2.30 and $2.40 per share.  These estimates do not include the impact on operating results from possible future acquisitions or dispositions.

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company’s website at www.brookdaleliving.com supplemental information relating to the Company’s first quarter results.  This information will also be furnished in a Form 8-K to be filed with the SEC.

Earnings Conference Call

Brookdale’s management will conduct a conference call on Tuesday, May 10, 2011 to review the financial results of its first quarter ended March 31, 2011.  The conference call is scheduled for 10:00 AM ET.  All interested parties are welcome to participate in the live conference call.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Brookdale Senior Living First Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on May 17, 2011 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.) and referencing access code “63406788.”  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company owns and operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 558 communities in 33 states and the ability to serve over 51,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives and our expectations regarding their effect on our results; our expectations regarding occupancy, revenue, cash flow, expense levels, the demand for senior housing, expansion and development activity, acquisition opportunities, asset dispositions and taxes; our belief regarding our growth prospects; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity; our plans to deleverage; our expectations regarding financings and refinancings of assets (including the timing thereof); our expectations regarding changes in government reimbursement programs and their effect on our results; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy, home health and hospice); our plans to expand, redevelop and reposition existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion, redevelopment and repositioning program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; and our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, the risk associated with the current global economic crisis and its impact upon capital markets and liquidity; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; the risk that we may be required to post additional cash collateral in connection with our interest rate swaps; the risk that continued market deterioration could jeopardize the performance of certain of our counterparties’ obligations; changes in governmental reimbursement programs; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenue
Resident fees	$568,035	$543,029
Management fees	1,405	1,395
Total revenue	569,440	544,424

Expense
Facility operating expense (excluding depreciation and amortization of $51,065 and $52,033, respectively)	370,954	355,324
General and administrative expense (including non-cash stock-based compensation expense of $4,540 and $4,871, respectively)	33,543	31,952
Facility lease expense	66,315	68,249
Depreciation and amortization	71,782	73,061
Asset impairment	14,846	-
Total operating expense	557,440	528,586
Income from operations	12,000	15,838

Interest income	625	627
Interest expense:
Debt	(31,561)	(33,280)
Amortization of deferred financing costs and debt discount	(2,704)	(2,596)
Change in fair value of derivatives and amortization	(8)	(2,640)
Loss on extinguishment of debt, net	(2,894)	(19)
Equity in earnings of unconsolidated ventures	266	397
Other non-operating income	817	-
Loss before income taxes	(23,459)	(21,673)
Benefit for income taxes	11,154	7,378
Net loss	$(12,305)	$(14,295)

Basic and diluted loss per share	$(0.10)	$(0.12)

Weighted average shares used in computing basic and diluted net loss per share	120,792	119,315

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2011	December 31, 2010
	(unaudited)

Cash and cash equivalents	$36,732	$81,827
Cash and escrow deposits - restricted	47,502	81,558
Accounts receivable, net	87,841	88,033
Other current assets	82,178	76,691
Total current assets	254,253	328,109
Property, plant, and equipment and leasehold intangibles, net	3,716,650	3,736,842
Other assets, net	460,365	465,519
Total assets	$4,431,268	$4,530,470

Current liabilities	$726,733	$606,358
Long-term debt, less current portion	2,292,887	2,498,620
Other liabilities	358,889	365,495
Total liabilities	3,378,509	3,470,473
Stockholders’ equity	1,052,759	1,059,997
Total liabilities and stockholders’ equity	$4,431,268	$4,530,470

Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2011	2010
Cash Flows from Operating Activities
Net loss	$(12,305)	$(14,295)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	2,894	19
Depreciation and amortization	74,486	75,657
Asset impairment	14,846	-
(Gain) loss on sale of assets	(1,315)	144
Equity in earnings of unconsolidated ventures	(266)	(397)
Amortization of deferred gain	(1,093)	(1,086)
Amortization of entrance fees	(5,762)	(5,739)
Proceeds from deferred entrance fee revenue	6,361	9,550
Deferred income tax benefit	(11,841)	(8,200)
Change in deferred lease liability	1,726	3,136
Change in fair value of derivatives and amortization	8	2,640
Non-cash stock-based compensation	4,540	4,871
Changes in operating assets and liabilities:
Accounts receivable, net	(105)	(7,073)
Prepaid expenses and other assets, net	(7,104)	(4,429)
Accounts payable and accrued expenses	8,453	(11,825)
Tenant refundable fees and security deposits	310	(1,298)
Deferred revenue	11,269	8,365
Other	7,564	(2,911)
Net cash provided by operating activities	92,666	47,129
Cash Flows from Investing Activities
Decrease in lease security deposits and lease acquisition deposits, net	941	801
Decrease (increase) in cash and escrow deposits — restricted	54,455	(30,556)
Purchase of marketable securities — restricted	(26,409)	-
Sale of marketable securities — restricted	809	-
Additions to property, plant, and equipment and leasehold intangibles, net of related payables	(28,589)	(23,102)
Acquisition of assets, net of related payables and cash received	(51,330)	-
Payment on notes receivable, net	403	512
Investment in unconsolidated ventures	-	(848)
Distributions received from unconsolidated ventures	60	47
Proceeds from sale of assets	23,147	1,487
Other	(164)	(316)
Net cash used in investing activities	(26,677)	(51,975)
Cash Flows from Financing Activities
Proceeds from debt	28,000	49,108
Repayment of debt and capital lease obligations	(134,550)	(58,923)
Proceeds from line of credit	40,000	45,000
Repayment of line of credit	(40,000)	(30,000)
Payment of financing costs, net of related payables	(2,575)	(2,776)
Other	(184)	(181)
Refundable entrance fees:
Proceeds from refundable entrance fees	6,080	8,442
Refunds of entrance fees	(4,930)	(5,762)
Cash portion of loss on extinguishment of debt	(2,861)	(179)
Recouponing and payment of swap termination	(64)	(640)
Net cash (used in) provided by financing activities	(111,084)	4,089
Net decrease in cash and cash equivalents	(45,095)	(757)
Cash and cash equivalents at beginning of period	81,827	66,370
Cash and cash equivalents at end of period	$36,732	$65,613

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of communities (including facility lease termination expense), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding first generation entrance fee receipts on a newly opened entrance fee CCRC).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;

•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three months ended March 31, 2011 and 2010 (in thousands):

	Three Months Ended March 31,
	2011	2010
Net loss	$(12,305)	$(14,295)
Benefit for income taxes	(11,154)	(7,378)
Equity in earnings of unconsolidated ventures	(266)	(397)
Loss on extinguishment of debt, net	2,894	19
Other non-operating income	(817)	-
Interest expense:
Debt	23,553	25,634
Capitalized lease obligation	8,008	7,646
Amortization of deferred financing costs and debt discount	2,704	2,596
Change in fair value of derivatives and amortization	8	2,640
Interest income	(625)	(627)
Income from operations	12,000	15,838
Depreciation and amortization	71,782	73,061
Asset impairment	14,846	-
Straight-line lease expense	1,726	3,136
Amortization of deferred gain	(1,093)	(1,086)
Amortization of entrance fees	(5,762)	(5,739)
Non-cash stock-based compensation expense	4,540	4,871
Entrance fee receipts(1)	12,441	17,992
First generation entrance fees received (2)	(2,729)	(5,971)
Entrance fee disbursements	(4,930)	(5,762)
Adjusted EBITDA	$102,821	$96,340

(1)	Includes the receipt of refundable and non-refundable entrance fees.
(2)	First generation entrance fees received represents initial entrance fees received from the sale of units at a newly opened entrance fee CCRC.

Cash From Facility Operations

Cash From Facility Operations (CFFO) is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts on a newly opened entrance fee CCRC, entrance fee refunds disbursed, lease financing debt amortization with fair market value or no purchase options, facility lease termination expense, recurring capital expenditures, distributions from unconsolidated ventures from cumulative share of net earnings, CFFO from unconsolidated ventures, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities that are held for sale.

In the fourth quarter of 2010, we revised the definition of Cash From Facility Operations to exclude distributions from unconsolidated ventures from cumulative share of net earnings and include our proportionate share (based on equity ownership percentages) of the Cash From Facility Operations generated by our unconsolidated ventures.   This impact is included in the Cash From Facility Operations for the three months ended March 31, 2011.  Due to immateriality, the prior period has not been restated.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.

•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles CFFO from net cash provided by operating activities for the three months ended March 31, 2011 and 2010 (in thousands):

	Three Months Ended March 31,
	2011	2010

Net cash provided by operating activities	$92,666	$47,129
Changes in operating assets and liabilities	(20,387)	19,171
Refundable entrance fees received(1)	6,080	8,442
First generation entrance fees received (2)	(2,729)	(5,971)
Entrance fee refunds disbursed	(4,930)	(5,762)
Recurring capital expenditures, net	(7,057)	(6,441)
Lease financing debt amortization with fair market value or no purchase options	(2,533)	(2,171)
Cash From Facility Operations from unconsolidated ventures	641	-
Cash From Facility Operations	$61,751	$54,397

(1)
Total entrance fee receipts for the three months ended March 31, 2011 and 2010 were $12.4 million and $18.0 million, respectively, including $6.4 million and $9.6 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.

(2)	First generation entrance fees received represents initial entrance fees received from the sale of units at a newly opened entrance fee CCRC.

The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of communities (including facility lease termination expense), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months ended March 31, 2011 and 2010 (in thousands):

	Three Months Ended March 31,
	2011	2010

Net loss	$(12,305)	$(14,295)
Benefit for income taxes	(11,154)	(7,378)
Equity in earnings of unconsolidated ventures	(266)	(397)
Loss on extinguishment of debt, net	2,894	19
Other non-operating income	(817)	-
Interest expense:
Debt	23,553	25,634
Capitalized lease obligation	8,008	7,646
Amortization of deferred financing costs and debt discount	2,704	2,596
Change in fair value of derivatives and amortization	8	2,640
Interest income	(625)	(627)
Income from operations	12,000	15,838
Depreciation and amortization	71,782	73,061
Asset impairment	14,846	-
Facility lease expense	66,315	68,249
General and administrative (including non-cash stock-based compensation expense)	33,543	31,952
Amortization of entrance fees	(5,762)	(5,739)
Management fees	(1,405)	(1,395)
Facility Operating Income	$191,319	$181,966